Exhibit 10.2.4

OMNIBUS AMENDMENT

WAIVER AND AMENDMENT NO. 3 TO THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT AND AMENDMENT NO. 4

TO RECEIVABLES SALE AGREEMENT

THIS OMNIBUS AMENDMENT (this “Amendment”) is entered into as of February 12, 2009 by and among:

(a) Yellow Roadway Receivables Funding Corporation, a Delaware corporation (the “Seller” or “YRRFC”),

(b) YRC Worldwide Inc., a Delaware corporation (the “Performance Guarantor”),

(c) JPMorgan Chase Bank, N.A., SunTrust Bank, Wachovia Bank, National Association, and The Royal Bank of Scotland plc as successor to ABN AMRO Bank, N.V. (each of the foregoing a “Committed Purchaser”),

(d) Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation (each of the foregoing, a “Conduit”),

(e) YRC Assurance Co. Ltd., an exempted company incorporated with limited liability under the laws of Bermuda, individually and as agent for itself (together with its successors and permitted assigns and in such latter capacity, a “Co-Agent”),

(f) Wachovia Bank, National Association, as letter of credit issuer (the “LC Issuer”),

(g) SunTrust Robinson Humphrey, Inc., Wachovia Bank, National Association, The Royal Bank of Scotland plc as successor to ABN AMRO Bank, N.V. and JPMorgan Chase Bank, N.A. (each of the foregoing, a “Co-Agent”),

(h) JPMorgan Chase Bank, N.A., as administrative agent for the Groups (together with its successors and permitted assigns and in such capacity, the “Administrative Agent” and together with the Co-Agents, and their respective successors and permitted assigns, the “Agents”), and

(i) YRC Inc., a Delaware corporation formerly known as Yellow Roadway Corp. and successor by merger to Yellow Transportation, Inc. and Roadway Express, Inc. (“YRC”), USF Reddaway, Inc., an Oregon corporation (“Reddaway”), and USF Holland, Inc., a Michigan corporation (together with YRC and Reddaway, the “Originators”), with respect to (i) that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, among the Seller, the Committed Purchasers, the Conduits, LC Issuer and the Agents (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”), and (ii) that certain Amended and Restated Receivables Sale Agreement, dated as of May 24, 2005, by and between the Originators, as sellers, and YRRFC, as purchaser (as amended, restated, supplemented or otherwise modified from time to time, the “RSA”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.

(a) Capitalized terms used herein and not otherwise defined shall have the meanings attributed to such terms in the RPA, or if not defined therein, the RSA.

(b) As used in this Amendment:

“Additional Representation Default” means any Default (as defined in the YRCW Credit Agreement) or Event of Default (as defined in the YRCW Credit Agreement) which has arisen or may arise under clause (c) of Article VII of the YRCW Credit Agreement as a result of representations or warranties made or deemed made by or on behalf of any Borrower (as defined in the YRCW Credit Agreement) or any Subsidiary (as defined in the YRCW Credit Agreement) in connection with any Loan Document (as defined in the YRCW Credit Agreement) or in any report, certificate or other document furnished pursuant to or in connection with any Loan Document proving to have been incorrect in any material respect when made or deemed made solely as a result of the Lien Covenant Default.

“Lien Covenant Default” means any Default (as defined in the YRCW Credit Agreement) or Event of Default (as defined in the YRCW Credit Agreement) arising under clause (d) of Article VII of the YRCW Credit Agreement as a result of the failure of the Loan Parties (as defined in the YRCW Credit Agreement) to comply with the negative covenants set forth in Section 6.02 of the YRCW Credit Agreement by virtue of the Liens (as defined in the YRCW Credit Agreement) granted in respect of those certain secured intercompany notes identified on Schedule II hereto.

“Related Servicer Defaults” means any Servicer Default under Section 7.1(b) of the RPA that may have arisen as a result of representations or warranties, made or deemed made by or on behalf of Seller in connection with the RPA or any Transaction Document or in any report, certificate or other document furnished pursuant to or in connection with the RPA or any Transaction Document, proving to have been incorrect when made or deemed made or conditions to any Credit Event not being satisfied solely as a result of the existence of a “Default” or “Event of Default” pursuant to Section 7.1(h) of the RPA arising from the Lien Covenant Default or the Additional Representation Default.

2. Waivers. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 6(a) below, the Required Co-Agents, on behalf of the Agents and the Purchasers, hereby waive the following:

(a) the Specified Servicer Defaults (as defined in the Limited Waiver and Second Amendment to Third Amended and Restated Receivables Purchase Agreement dated as of January 15, 2009, among Seller, Performance Guarantor, the Committed Purchasers, the Conduits and the Agents), and

(b) the Related Servicer Defaults arising prior to the date hereof.

3. Amendments to RPA. The RPA is hereby amended as follows:

(a) Section 11.14 of the RPA is hereby amended and restated in its entirety to read as follows:

“Section 11.14. Characterization.

(a) It is the intention of the parties hereto that each purchase of a Purchaser Interest hereunder shall constitute an absolute and irrevocable sale for all purposes other than financial accounting purposes, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to each of the Purchasers and the Agents for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or Agent or any assignee thereof of any obligation of the Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Invoices, or any other obligations of the Seller or any Originator.

(b) If, notwithstanding the intention of the parties expressed above, any sale or transfer by Seller hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. In the case of any Recharacterization, the Seller represents and warrants that each remittance of Collections to any Agent or the Purchasers hereunder will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs and (ii) made in the ordinary course of business or financial affairs.”

(b) The definitions of “Applicable Margin” and “Reserve Requirement” in Exhibit I to the RPA are deleted in their entirety.

(c) Exhibit I of the RPA is hereby amended by adding, in their appropriate alphabetical order, the following definitions:

“Audit Reserve Percentage” means 5.00%.

“Base LIBOR Rate” means the rate per annum equal to (a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Purchaser Interest to be funded or maintained, multiplied by (b) the Statutory Reserve Rate (expressed as a decimal) applicable to such Tranche Period.

“Capital Expenditures” shall have the meaning specified in the YRCW Credit Agreement.

“Consolidated EBITDA” shall have the meaning specified in the YRCW Credit Agreement.

“Liquidity” means, as of any Business Day, the average of the Performance Guarantor’s Liquidity Amount as of the end of business (US Central time) for the immediately preceding five (5) Business Days, which average shall be tested promptly in the morning on each Business Day; provided, however, that on and after any Business Day on which Liquidity is less than $150,000,000, the Performance Guarantor shall thereafter provide such daily calculations via-email PDF to the Administrative Agent (“Email Reports”) no later than 5:00 p.m. (New York City time) on each Business Day until Liquidity exceeds $150,000,000 for ten (10) consecutive Business Days at which point such Email Reports shall not be required until Liquidity subsequently drops below $150,000,000.

“Liquidity Amount” shall have the meaning specified in the YRCW Credit Agreement

“Liquidity Notification Date” means any date on which the Liquidity of the Performance Guarantor is less than $100,000,000 (each such occurrence, a “Liquidity Deficiency”), whether or not the Performance Guarantor does in fact notify the Administrative Agent of such Liquidity Deficiency.

“Statutory Reserve Rate” shall have the meaning specified in the YRCW Credit Agreement.

(d) The definition in Exhibit I to the RPA of each of the terms specified below is hereby amended and restated in its entirety to read, respectively, as follows:

“Aggregate Reserve Percentage” means on any date of determination, the sum of (a) the Loss Reserve Percentage, plus (b) the Discount Reserve Percentage, plus (c) the Dilution Reserve Percentage, plus (d) the Servicer Fee Percentage, plus (e) from and after March 31, 2009, if the Administrative Agent has not notified the other Agents and the Seller that (i) it has received a report regarding the audit of the Receivables in progress by FTI Consulting, Inc. as of February 11, 2009, under Section 5.1(d) of this Agreement and (ii) all material issues of noncompliance of Receivables with this Agreement or the Credit and Collection Policy identified in such report have been resolved to the Administrative Agent’s reasonable satisfaction, the Audit Reserve Percentage.

“Base Rate” means, with respect to each Group, a rate per annum equal to the highest of (i) the corporate base rate, prime rate or base rate of interest, as applicable, announced by such Group’s Reference Bank from time to time, changing when and as such rate changes, (ii)  1/2 of 1% above the Federal Funds Effective Rate, changing when and as such rate changes and (iii) the LIBOR Rate.

“Calculation Period” means, for the purposes of any calculation defined herein which references a “Calculation Period,” (i) during an Asynchronous Accounting Period, (A) in the case of any amounts used in such calculation derived from or associated with Receivables originated by YRC, the calendar month designated in the table below and (B) in the case of any amounts used in such calculation derived from or associated with Receivables originated by USF Reddaway Inc. or USF Holland Inc., the accounting period designated in the table below, it being understood that “Calculation Period” is a collective term referring to both component periods as specified in (A) and (B) above and as indicated in the table below, and the phrases “Calculation Period most recently ended” and “as of the last day of the Calculation Period most recently ended” refer collectively to both respective component periods or the last day of both respective component periods (as the case may be) as specified in (A) and (B) above and as indicated in the table below, or (ii) at all other times, each calendar month:

CALCULATION PERIOD	CALENDAR MONTH	ACCOUNTING PERIOD	CORRESPONDING DATES
2	February 2009	4 weeks	2/1/09 - 2/28/09
3	March 2009	5 weeks	3/1/09 - 4/4/09
4	April 2009	4 weeks	4/5/09 - 5/2/09
5	May 2009	4 weeks	5/3/09 - 5/30/09
6	June 2009	5 weeks	5/31/09 - 7/4/09
7	July 2009	4 weeks	7/5/09 - 8/1/09
8	August 2009	4 weeks	8/2/09 - 8/29/09
9	September 2009	5 weeks	8/30/09 - 10/3/09
10	October 2009	4 weeks	10/4/09 - 10/31/09
11	November 2009	4 weeks	11/1/09 - 11/28/09
12	December 2009	5 weeks	11/29/09 - 12/31/09
1	January 2010	4 weeks	1/1/10 - 1/30/10
2	February 2010	4 weeks	1/31/10 - 2/27/10

“Concentration Limit” means:

(a) for any Obligor and its Affiliates considered as if they were one and the same Obligor, an amount equal to (i) 2.80%, multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables at such time; and

(b) at any time, for all Government Receivables, 2.80% of the aggregate Outstanding Balance of all Eligible Receivables at such time;

provided, however, that the Administrative Agent may from time to time designate other amounts (each, a “Special Concentration Limit”) for any Obligor or class of Receivables, it being understood and agreed that any of the Agents may, upon not less than three Business Days’ notice to the Seller and the other Agents, cancel any Special Concentration Limit.

“Dilution Reserve Percentage” means, on any date of determination, the greater of (i) the Dilution Reserve Percentage Floor and (ii) the percentage determined pursuant to the following formula:

{(2.50 x ED) + [(DS - ED) x (DS/ED) ]} x DHR

where:

ED        = the Expected Dilution on such date;

DS        = the Dilution Spike as of such date; and

DHR     = the Dilution Horizon Ratio on such date.

“Discount Reserve” means, on any date of determination, the amount determined pursuant to the following formula:

{ (D + F) + [ (C x 3 x DR) x 3 x DSO ] }

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where:

D = the accrued and unpaid Discount for all Receivable Interests of the Purchasers as of the date of determination;

F = the aggregate amount of accrued and unpaid Servicer Fees and other fees owing pursuant to the Fee Letters as of the date of determination;

C = the aggregate Capital outstanding as of the date of determination;

DR = the highest Discount Rate applicable on the date of determination; and

DSO = the Days Outstanding.

“LC Sublimit” means the lesser of (a) $105,000,000 and (b) the aggregate Commitments.

“LIBOR Rate” means an interest rate per annum equal to the sum of (a) the greater of (i) the Base LIBOR Rate and (ii) 3.50% multiplied by the Statutory Reserve Percentage, plus (b) 6.50%. The LIBOR Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

“LMIR” means, on any date of determination, a rate per annum equal to the sum of (a) the greater of (i) the LIBOR Market Index Rate and (ii) 3.50% multiplied by the Statutory Reserve Percentage, plus (b) 6.50%.

“Loss Reserve Percentage” means, on any date of determination, the greater of (i) 14.0%, and (ii) the percentage equal to (a) 2.5 multiplied by (b) the highest of the past twelve rolling 3-Calculation Period average Default Ratios, multiplied by (c) a fraction having a numerator equal to the aggregate amount of Receivables generated during the preceding 4 Calculation Periods and denominator equal to the Net Receivables Balance on the date of determination.

“Servicer Fee Reserve” means, on any date, an amount determined pursuant to the following formula:

SFRP x NRB x 3 x DSO

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where:

SFRP = the Servicer Fee Reserve Percentage as of the date of determination;

NRB = the Net Receivables Balance as of the opening of business of the Servicer on such date; and

DSO = the Days Outstanding on such date of determination.

“Stated Liquidity Termination Date” means February 11, 2010.

“Trigger Event” means (a) the Required Co-Agents shall not have waived a Liquidity Deficiency within five (5) Business Days of the Liquidity Notification Date, (b) the failure of the Performance Guarantor to maintain, as of the end of the accounting periods set forth below, Consolidated EBITDA in the minimum level set forth below next to such accounting period (for each such period, “Minimum Consolidated EBITDA”); provided, however, that from and after the date of the consummation of the Permitted Disposition (as defined in the YRCW Credit Agreement) the Minimum Consolidated EBITDA covenant levels in the table below shall be modified as set forth on Schedule I attached hereto for the fiscal quarter in which the Permitted Disposition is consummated and for each fiscal quarter thereafter:

Period	Minimum EBITDA (pre-Permitted Disposition)
For the fiscal quarter ending on June 30, 2009	$45,000,000
For the two consecutive fiscal quarters ending on September 30, 2009	$130,000,000
For the three consecutive fiscal quarters ending on December 31, 2009	$180,000,000
For the four consecutive fiscal quarters ending on March 31, 2010	$205,000,000
For the four consecutive fiscal quarters ending on June 30, 2010	$205,000,000
For the four consecutive fiscal quarters ending on September 30, 2010	$215,000,000
For the four consecutive fiscal quarters ending on December 31, 2010	$240,000,000

or (c) as of the end of the accounting periods set forth below, Capital Expenditures shall exceed the amount set forth below next to such accounting period:

Period	Maximum Capital Expenditures
For the four consecutive fiscal quarters ending December 31, 2009	$150,000,000
For the four consecutive fiscal quarters ending December 31, 2010	$235,000,000

4. Amendment to RSA. Section 1.6 of the RSA is hereby amended and restated in its entirety to read as follows:

“Section 1.6. Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(b), the conveyance by each Originator to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale (the foregoing being a “Recharacterization”), this Agreement shall constitute a security agreement under the UCC and other applicable law. For this purpose, each Originator hereby grants to the Buyer a duly perfected security interest in all of such Originator’s right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to any payments made in respect of the Receivables, and all proceeds of any thereof, in each case, whether now owned or existing or hereafter acquired or arising, which security interest shall be prior to all other liens on and security interests therein. After an Event of Default, the Buyer and its assignees shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative. In the case of any Recharacterization, each of the Originators and the Buyer represents and warrants as to itself that each remittance of Collections by any Originator to the Buyer hereunder will have been (i) in payment of a debt incurred by such Originator in its ordinary course of business or financial affairs of such Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and the Buyer.”

5. Representations and Warranties. In order to induce the other parties to enter into this Amendment, (a) the Seller hereby represents and warrants to the Agents, the LC Issuer and the Purchasers that after giving effect to the amendments contained in Section 2 above, (i) no Servicer Default or Potential Servicer Default exists and is continuing as of the Effective Date (as defined herein), (ii) the RPA, as amended hereby, constitutes the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding of equity or at law) and (iii) excluding Section 3.1(k) of the RPA solely insofar as it relates to the absence of a Material Adverse Effect of the type described in clause (i) of the definition of such term (as to which no representation or warranty is made hereby), each of the Seller’s representations and warranties contained in the RPA is correct as of the Effective Date, (b) each of the Originators hereby represents and warrants to the Seller, the Agents, the LC Issuer and the Purchasers that after giving effect to the amendments contained in Section 3 above, (i) no event has occurred and is continuing that will constitute an Event of Default or Potential Event of Default, (ii) the RSA, as amended hereby, constitutes the legal, valid and binding obligation of each Originator enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding of equity or at law) and (iii) excluding Section 2.1(j) of the RSA solely insofar as it relates to the absence of a Material Adverse Effect of the type described in clause (i) of the definition of such term (as to which no representation or warranty is made hereby) each of the Originator’s representations and warranties contained in the RSA is true and correct as of the Effective Date, and (c) the Performance Guarantor hereby consents to the amendment herein contained and ratifies and confirms the Performance Undertaking remains in full force and effect.

6. Effective Date; Withdrawal of YRC Assurance.

(a) This Amendment shall become effective (the “Effective Date”) when each of the following conditions precedent has been satisfied or waived: (i) receipt by the Administrative Agent of counterparts of this Amendment, in form and substance acceptable to the Administrative Agent, duly executed by the Seller, the Performance Guarantor, the Originators and the Required Co-Agents; (ii) receipt by the Administrative Agent of counterparts of the Third Amended and Restated Co-Agents’ Fee Letter, in form and substance acceptable to the Administrative Agent, duly executed by the Co-Agents and YRRFC; (iii) receipt by the Agents of their applicable fees pursuant to the Third Amended and Restated Co-Agents’ Fee Letter or otherwise; (iv) receipt by the Administrative Agent of counterparts to the Waiver and Amendment No. 2 to Credit Agreement dated as of the date hereof, duly executed by the Performance Guarantor, certain of its Canadian and United Kingdom Affiliates, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto; (v) receipt by the Agents not later than 3:00 p.m. (New York time) of (x) a Purchase Notice with respect to the purchase of Purchaser Interests under Section 5(b)(i) below, which notice shall be deemed sufficient for purposes of Section 1.2 of the RPA and (y) a Reduction Notice with respect to the repayment in full of all Aggregate Unpaids owing to YRC Assurance under Section 5(b)(ii) below, which notice shall be deemed sufficient for the purposes of Section 1.6 of the RPA even though YRC Assurance will be the only Purchaser participating therein; and (vi) the Seller shall have paid the reasonable legal fees and disbursements of the Administrative Agent’s counsel, Latham & Watkins LLP, invoiced on or prior to February 10, 2009.

(b) Anything contained in the RPA to the contrary notwithstanding:

(i) One Business Day after the Effective Date (the “Funding Date”), in consideration of the payment to YRC Assurance of $158,991,615.35 in immediately available funds (which payment will be made with available funds including those received from (A) the Seller (as a result of the changes in various reserves effected hereby which changes reduced the total amount of Capital otherwise available from the Bank Groups for purchase of YRC Assurance’s interests in Aggregate Capital), and (B) the Bank Groups as contemplated in clause 5(b)(ii) below), YRC Assurance shall absolutely and unconditionally sell, assign and convey to the Seller, and the Seller shall (on the Funding Date) absolutely and unconditionally agree to purchase and accept, all of YRC Assurance’s right, title and interest in, to and under the Purchaser Interests in a transaction intended to constitute true sale and absolute purchase thereof, and upon receipt by YRC Assurance of such payment, YRC Assurance shall be deemed to have effected such sale, assignment and conveyance to Seller, and Seller shall be deemed to have effected such purchase and accepted such Purchaser Interests;

(ii) On the Funding Date, immediately after acquiring such Purchaser Interests from YRC Assurance, the Seller hereby notifies the Agents that it shall sell such Purchaser Interests to the Bank Groups pursuant to the RPA ratably in accordance with their respective Percentages, and the Bank Groups are hereby authorized and directed to, and shall, purchase such Purchaser Interests (determined on a pro-forma basis after giving effect to the purchase from YRC Assurance by Seller of YRC Assurance’s Purchaser Interest described in clause 5(b)(i) above) and pay their respective Percentages of the Purchase Price, adjusted for the contribution of funds from the Seller as contemplated in clause 5(b)(i) above, directly to Seller’s account no. 5566681 at JPMorgan Chase Bank, N.A., Mail Code IL 1-0196, Floor 18, 300 S. Riverside Plaza, Chicago, IL 60606, 312-954-3722, Attn: Kim Gilchrist, ABA No.: 021000021; and

(iii) From and after payment in accordance with the preceding clauses 5(b)(i) and 5(b)(ii), (a) YRC Assurance shall (1) no longer be a Purchaser or a Co-Agent party to the RPA or any of the other Transaction Documents, (2) have no further rights to purchase any

Purchaser Interests or any further claim to or security interest in the Receivables, the Collections or the Related Security, (3) be released from any further claims, liabilities or obligations under the RPA, and (4) have no further rights or claims against the Seller under any of the Transaction Documents, and (b) as provided in the RPA, the Purchaser Interests shall not exceed 100%.

7. Ratification. Except as modified hereby, the RPA and the RSA are hereby ratified, approved and confirmed in all respects.

8. Reference to Agreement. From and after the Effective Date, each reference in the RPA and the RSA to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the RPA and the RSA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean, respectively, the RPA and the RSA, as applicable, as modified by this Amendment.

9. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by the Agents in connection with the preparation, execution and enforcement of this Waiver and Amendment.

10. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

By:	/s/ Christina E. Wise
Name:	Christina E. Wise
Title:	President and Chief Executive Officer

YRC WORLDWIDE INC., as Performance Guarantor

By:	/s/ Timothy A. Wicks
Name:	Timothy A. Wicks
Title:	Executive Vice President and Chief Financial Officer

YRC INC.

By:	/s/ Phil J. Gaines
Name:	Phil J. Gaines
Title:	Senior Vice President and Chief Financial Officer

USF REDDAWAY, INC.

By:	/s/ Thomas S. Palmer
Name:	Thomas S. Palmer
Title:	Vice President - Finance and Chief Financial Officer

USF HOLLAND, INC.

By:	/s/ Daniel L. Olivier
Name:	Daniel L. Olivier
Title:	Vice President - Finance

SUNTRUST ROBINSON HUMPHREY, INC.,
as Three Pillars Agent

By:	/s/ Kecia P. Howson
Name:	Kecia P. Howson
Title:	Director

JPMORGAN CHASE BANK, N.A., as Falcon Agent and as Administrative Agent

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Executive Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as LC Issuer and as Wachovia Agent

By:	/s/ Elizabeth R. Wagner
Name:	Elizabeth R. Wagner
Title:	Managing Director

THE ROYAL BANK OF SCOTLAND PLC, as Amsterdam Agent

By:	GREENWICH CAPITAL MARKETS, INC.,
as its agent

By:	/s/ Michael Zappaterrini
Name:	Michael Zappaterrini
Title:	Managing Director

WAIVER AND AMENDMENT NO. 4 TO THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS WAIVER AND AMENDMENT (this “Amendment”) is entered into as of February 27, 2009 by and among:

(a) Yellow Roadway Receivables Funding Corporation, a Delaware corporation (the “Seller” or “YRRFC”),

(b) YRC Worldwide Inc., a Delaware corporation (the “Performance Guarantor”),

(c) JPMorgan Chase Bank, N.A., SunTrust Bank, Wachovia Bank, National Association, and The Royal Bank of Scotland plc as successor to ABN AMRO Bank N.V. (each of the foregoing a “Committed Purchaser”),

(d) Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation (each of the foregoing, a “Conduit”),

(e) Wachovia Bank, National Association, as letter of credit issuer (the “LC Issuer”),

(f) SunTrust Robinson Humphrey, Inc., Wachovia Bank, National Association, The Royal Bank of Scotland plc as successor to ABN AMRO Bank N.V. and JPMorgan Chase Bank, N.A. (each of the foregoing, a “Co-Agent”), and

(g) JPMorgan Chase Bank, N.A., as administrative agent for the Groups (together with its successors and permitted assigns and in such capacity, the “Administrative Agent” and together with the Co-Agents, and their respective successors and permitted assigns, the “Agents”), with respect to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, among the Seller, the Committed Purchasers, the Conduits, LC Issuer and the Agents (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.

(a) Capitalized terms used herein and not otherwise defined shall have the meanings attributed to such terms in the RPA.

(b) As used in this Amendment:

“Additional Representation Default” means any Default (as defined in the YRCW Credit Agreement) or Event of Default (as defined in the YRCW

1

Credit Agreement) which has arisen or may arise under clause (c) of Article VII of the YRCW Credit Agreement as a result of representations or warranties made or deemed made by or on behalf of any Borrower (as defined in the YRCW Credit Agreement) or any Subsidiary (as defined in the YRCW Credit Agreement) in connection with any Loan Document (as defined in the YRCW Credit Agreement) or in any report, certificate or other document furnished pursuant to or in connection with any Loan Document proving to have been incorrect in any material respect when made or deemed made solely as a result of the Mortgage Covenant Default.

“Mortgage Covenant Default” means any Default (as defined in the YRCW Credit Agreement) or Event of Default (as defined in the YRCW Credit Agreement) arising under clause (d) of Article VII of the YRCW Credit Agreement as a result of the failure of the Loan Parties (as defined in the YRCW Credit Agreement) to comply with the affirmative covenants set forth in Section 5.10 of the YRCW Credit Agreement by virtue of the failure to grant Liens (as defined in the YRCW Credit Agreement) in favor of or for the benefit of the administrative agent under the YRCW Credit Agreement in respect of real property identified on Annex B to the Consent, Waiver and Amendment No. 3, dated as of the date hereof, to the YRCW Credit Agreement.

“Related Servicer Defaults” means any Servicer Default under Section 7.1(b) of the RPA that may have arisen as a result of representations or warranties, made or deemed made by or on behalf of Seller in connection with the RPA or any Transaction Document or in any report, certificate or other document furnished pursuant to or in connection with the RPA or any Transaction Document, proving to have been incorrect when made or deemed made or conditions to any Credit Event not being satisfied solely as a result of the existence of a “Default” or “Event of Default” pursuant to Section 7.1(h) of the RPA arising from the Mortgage Covenant Default or the Additional Representation Default.

2. Waivers. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 5 below, the Required Co-Agents, on behalf of the Agents and the Purchasers, hereby waive the Related Servicer Defaults arising prior to the date hereof.

3. Amendments.

(a) Section 7.1(d) of the RPA is hereby amended and restated in its entirety to read as follows:

(d) As at the end of any Calculation Period:

(i) the average of the Delinquency Ratios for each of the three consecutive Calculation Periods then most recently ended shall exceed (A) 3.50% at any time between February 27, 2009, and September 30, 2009, or (B) 2.50% at any other time;

(ii) the average of the Dilution Ratios for each of the three consecutive Calculation Periods then most recently ended shall exceed (A) 14.00% at any time between February 27, 2009, and September 30, 2009, or (B) 9.50% at any other time; or

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(iii) the average of the Default Ratios for each of the three consecutive Calculation Periods then most recently ended shall exceed (A) 3.50% at any time between February 27, 2009, and September 30, 2009, or (B) 2.25% at any other time.

(b) Section 11.1(b) of the RPA is hereby amended by replacing the period at the end of subsection (iii) thereof with “; or” and adding a new subsection (iv) thereto to read as set forth below:

(iv) without the written consent of (A) on any date of determination prior to the Amortization Date, the Co-Agents of the Bank Groups whose Group Commitments represent more than 66.667% of the Aggregate Commitments, and (B) on any date of determination on or after the Amortization Date, the Co-Agents of the Bank Groups whose Groups’ respective Capital then outstanding represent more than 66.667% of the aggregate Capital then outstanding from all Bank Groups, amend, modify or waive any provision of Section 7.1.

4. Representations and Warranties. In order to induce the other parties to enter into this Amendment, (a) the Seller hereby represents and warrants to the Agents, the LC Issuer and the Purchasers that after giving effect to the amendment contained in Section 3 above, (i) no Servicer Default or Potential Servicer Default exists and is continuing as of the Effective Date (as defined herein), (ii) the RPA, as amended hereby, constitutes the legal, valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) excluding Section 3.1(k) of the RPA solely insofar as it relates to the absence of a Material Adverse Effect of the type described in clause (i) of the definition of such term (as to which no representation or warranty is made hereby), each of the Seller’s representations and warranties contained in the RPA is correct as of the Effective Date, and (b) the Performance Guarantor hereby consents to the amendment herein contained and ratifies and confirms that the Performance Undertaking remains in full force and effect.

5. Effective Date. This Amendment shall become effective (the “Effective Date”) when each of the following conditions precedent has been satisfied or waived: (i) receipt by the Administrative Agent of counterparts of this Amendment, in form and substance acceptable to the Administrative Agent, duly executed by the Seller, the Performance Guarantor and the Required Co-Agents; (ii) receipt by the Administrative Agent of counterparts to the Consent, Waiver and Amendment No. 3 to Credit Agreement dated as of the date hereof, duly executed by the Performance Guarantor, certain of its Canadian and United Kingdom Affiliates, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto; (iii) the Seller shall have paid the reasonable legal fees and disbursements of the Administrative Agent’s counsel, Latham & Watkins LLP, invoiced on or prior to the date hereof; (iv) receipt by the Administrative Agent of counterparts of a Waiver and Amendment Fee Letter dated as of the

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date hereof (the “Waiver and Amendment Fee Letter”) duly executed by YRRFC and each of the Co-Agents that is executing a counterpart of this Amendment; and (v) receipt by the applicable Co-Agents of their waiver and amendment fees pursuant to the Waiver and Amendment Fee Letter.

6. Ratification. Except as modified hereby, the RPA is hereby ratified, approved and confirmed in all respects.

7. Reference to Agreement. From and after the Effective Date, each reference in the RPA to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the RPA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the RPA, as modified by this Amendment.

8. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by the Agents in connection with the preparation, execution and enforcement of this Amendment.

9. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

<Signature pages follow>

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

YELLOW ROADWAY RECEIVABLES FUNDING CORPORATION

By:	/s/ Christina E. Wise
Name:	Christina E. Wise
Title:	President and Chief Executive Officer

YRC WORLDWIDE INC., as Performance Guarantor

By:	/s/ Christina E. Wise
Name:	Christina E. Wise
Title:	Vice President and Treasurer

SUNTRUST ROBINSON HUMPHREY, INC., as Three Pillars Agent

By:	/s/ Kecia P. Howson
Name:	Kecia P. Howson
Title:	Director

JPMORGAN CHASE BANK, N.A., as Falcon Agent and as Administrative Agent

By:	/s/ John M. Kuhns
Name:	John M. Kuhns
Title:	Executive Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as LC Issuer and as Wachovia Agent

By:	/s/ Elizabeth R. Wagner
Name:	Elizabeth R. Wagner
Title:	Managing Director

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THE ROYAL BANK OF SCOTLAND PLC, as Amsterdam Agent

By:	GREENWICH CAPITAL MARKETS, INC., as its agent

By:	/s/ David Viney
Name:	David Viney
Title:	Managing Director

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